                                                                    EXHIBIT 99.1





                           SUN COAST INDUSTRIES, INC.
                        SAVINGS AND PROFIT SHARING PLAN

                Financial Statements and Supplemental Schedules

                             June 30, 1996 and 1995


                  (With Independent Auditors' Report Thereon)

                           SUN COAST INDUSTRIES, INC.
                        SAVINGS AND PROFIT SHARING PLAN

                                     Index



Independent Auditors' Report

Statements of Net Assets Available for Benefits at June 30, 1996
    and 1995

Statements of Changes in Net Assets Available for Benefits for the years ended June 30, 1996 and 1995

Notes to Financial Statements

                                                                       Schedules

Item 27a - Schedule of Assets Held for Investment at June 30, 1996         1

Item 27d - Schedule of Reportable Transactions for the year ended
    June 30, 1996                                                          2

Schedules not filed herewith are omitted because of the absence of conditions under which they are required.

                       [KPMG PEAT MARWICK LLP LETTERHEAD]


                          INDEPENDENT AUDITORS' REPORT


To the Participants and Administrative Committee of
   Sun Coast Industries, Inc. Savings and
   Profit Sharing Plan:


We have audited the accompanying statements of net assets available for benefits of the Sun Coast Industries, Inc. Savings and Profit Sharing Plan as of June 30, 1996 and 1995, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Sun Coast Industries, Inc. Savings and Profit Sharing Plan as of June 30, 1996 and 1995, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statement of net assets available for benefits at June 30, 1996 is presented for purposes of additional analysis rather than to present the net assets available for plan benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                        /s/ KPMG PEAT MARWICK LLP


Dallas, Texas
October 18, 1996

                           SUN COAST INDUSTRIES, INC.
                        SAVINGS AND PROFIT SHARING PLAN

                Statements of Net Assets Available for Benefits

                             June 30, 1996 and 1995

                                                                           June 30, 1996
                                       --------------------------------------------------------------------------------------------
                                                                              Fidelity        Sun Coast     Fidelity
                                                      Fidelity  Fidelity    Intermediate     Industries,      U.S.
                                                      Magellan   Contra      Term Bond       Inc. Common   Government   Participant
                                          Total        Fund       Fund          Fund            Stock     Money Market    Notes
                                       -----------   ---------  ---------   ------------     -----------  ------------  -----------
Investments at fair value (note 4):
    Fidelity Magellan Fund (18,866
      shares; cost of $1,362,992)      $ 1,411,192   1,411,192          -            -               -           -             -
    Fidelity Contra Fund (29,653
      shares; cost of $977,520)          1,166,555           -  1,166,555            -               -           -             -
    Fidelity Intermediate Term Bond
      Fund (65,898 shares; cost
      of $653,498)                         658,976           -          -      658,976               -           -             -
    Sun Coast Industries, Inc., common
      stock (36,975 shares; cost of
      $461,942)                            157,319           -          -            -         157,319           -             -
    Fidelity U.S. Government Reserve
      Fund (607,382 shares; cost of
      $607,382)                            607,382           -          -            -               -     607,382             -
    Participant notes receivable           320,575           -          -            -               -           -       320,575
                                       -----------   ---------  ---------      -------         -------     -------       -------
                 Total investments       4,321,999   1,411,192  1,166,555      658,976         157,319     607,382       320,575
                                       -----------   ---------  ---------      -------         -------     -------       -------
Receivables:
    Employer contributions
      receivable                            61,294      21,579     23,265        5,905           4,736       5,809             -
    Employee contributions
      receivable                            12,890       4,680      4,858        1,106             892       1,354             -
    Interest receivable                      5,962           -          -        3,514               -       2,448             -
                                       -----------   ---------  ---------      -------         -------     -------       -------
                 Total receivables          80,146      26,259     28,123       10,525           5,628       9,611             -
                                       -----------   ---------  ---------      -------         -------     -------       -------
                 Net assets available
                     for benefits      $ 4,402,145   1,437,451  1,194,678      669,501         162,947     616,993       320,575
                                       ===========   =========  =========      =======         =======     =======       =======

See accompanying notes to the financial statements.

                           SUN COAST INDUSTRIES, INC.
                        SAVINGS AND PROFIT SHARING PLAN

           Statements of Net Assets Available for Benefits, Continued


                                                                                   June 30, 1995
                                          -----------------------------------------------------------------------------------------
                                                                                           Fidelity      Sun Coast       Fidelity
                                                           Fidelity         Fidelity     Intermediate   Industries,        U.S.
                                                           Magellan          Contra       Term Bond     Inc. Common     Government
                                             Total           Fund             Fund          Fund           Stock       Money Market
                                          -----------     ---------         --------     ------------   -----------    ------------
Investments at fair value (note 4):
    Fidelity Magellan Fund
      (16,021 shares; cost of
      $1,097,912)                         $ 1,337,712     1,337,712               -              -              -               -
    Fidelity Contra Fund
      (24,383 shares; cost of
      $753,718)                               891,426             -         891,426              -              -               -
    Fidelity Intermediate Term
      Bond Fund (76,786 shares;
      cost of $758,167)                       786,287             -               -        786,287              -               -
    Sun Coast Industries, Inc.,
      common stock (34,064
      shares; cost of $491,139)               328,302             -               -              -        328,302               -
    Fidelity U.S. Government
      Reserve Fund (890,301
      shares; cost of $890,301)               890,301             -               -              -              -         890,301
    Participant notes receivable              250,950             -               -              -              -               -
                                          -----------     ---------         -------        -------        -------         -------
                 Total investments          4,484,978     1,337,712         891,426        786,287        328,302         890,301
                                          -----------     ---------         -------        -------        -------         -------
Receivables:
    Employer contributions
      receivable                               42,018             -               -              -              -               -
    Employee contributions
      receivable                               14,031             -               -              -              -               -
    Interest receivable                         7,352             -               -              -              -               -
                                          -----------     ---------         -------        -------        -------         -------
                 Total receivables             63,401             -               -              -              -               -
                                          -----------     ---------         -------        -------        -------         -------
                 Net assets available
                     for benefits         $ 4,548,379     1,337,712         891,426        786,287        328,302         890,301
                                          ===========     =========         =======        =======        =======         =======


                                                  June 30, 1995
                                              ----------------------
                                              Participant
                                                 Notes        Other
                                              -----------     ------
Investments at fair value (note 4):
    Fidelity Magellan Fund
      (16,021 shares; cost of
      $1,097,912)                                     -            -
    Fidelity Contra Fund
      (24,383 shares; cost of
      $753,718)                                       -            -
    Fidelity Intermediate Term
      Bond Fund (76,786 shares;
      cost of $758,167)                               -            -
    Sun Coast Industries, Inc.,
      common stock (34,064
      shares; cost of $491,139)                       -            -
    Fidelity U.S. Government
      Reserve Fund (890,301
      shares; cost of $890,301)                       -            -
    Participant notes receivable                250,950            -
                                                -------       ------
                 Total investments              250,950            -
                                                -------       ------
Receivables:
    Employer contributions
      receivable                                      -       42,018
    Employee contributions
      receivable                                      -       14,031
    Interest receivable                               -        7,352
                                                -------       ------
                 Total receivables                    -       63,401
                                                -------       ------
                 Net assets available
                     for benefits               250,950       63,401
                                                =======       ======


See accompanying notes to the financial statements.

                           SUN COAST INDUSTRIES, INC.
                        SAVINGS AND PROFIT SHARING PLAN

                      Statements of Changes in Net Assets
                             Available for Benefits

                       Years ended June 30, 1996 and 1995



                                                              1996               1995
                                                          -----------         ---------
Additions to net assets attributed to:
   Investment income:
     Net appreciation (depreciation) in fair value of
       investments (note 4)                              $   (245,722)          357,253
     Dividend and interest income                             498,339           146,769
     Other                                                     29,217             5,803
                                                          -----------         ---------
                                                              281,834           509,825

   Employee contributions                                     341,816           413,986
   Employer contributions                                     152,381           243,142
                                                          -----------         ---------
               Total additions                                776,031         1,166,953
                                                          -----------         ---------

Deductions from net assets attributed to:
   Withdrawals                                                890,679         1,196,942
   Administrative expenses                                     31,586            44,373
                                                          -----------         ---------
               Total deductions                               922,265         1,241,315
                                                          -----------         ---------

Transfer of net assets available for benefits from:
   Sun Coast Closures Retirement Savings Plan (note 1)              -           671,712
   Sun Coast Closures Profit Sharing Plan (note 1)                  -           164,139
                                                          -----------         ---------
               Net increase (decrease)                       (146,234)          761,489

Net assets available for benefits:
                                                          -----------         ---------
   Beginning of year                                        4,548,379         3,786,890
                                                          -----------         ---------
   End of year                                            $ 4,402,145         4,548,379
                                                          ===========         =========


See accompanying notes to financial statements.

                           SUN COAST INDUSTRIES, INC.
                        SAVINGS AND PROFIT SHARING PLAN

                         Notes to Financial Statements

                             June 30, 1996 and 1995



(1)   Description of Plan

      (a)    General

             Effective July 1, 1994, the assets and obligations of the Sun Coast Closures Retirement Savings Plan and the Sun Coast Closures Profit Sharing Plan ("Merged Plans") were transferred to the Plastics Manufacturing Company Savings and Profit Sharing Plan ("Predecessor Plan). All assets and obligations of the Merged Plans were transferred to the Predecessor Plan at their respective carrying values at July 1, 1994. The Predecessor Plan was renamed the Sun Coast Industries, Inc. Savings and Profit Sharing Plan (the "Plan"). The Plan is a defined contribution plan covering substantially all full-time salaried employees of Sun Coast Industries, Inc. (the "Company", "Employer" or "SCI") with one year of service and is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). Participants should refer to the Plan document for more complete information.

      (b)    Contributions

             Each participant may make voluntary contributions while a
             participant in the Plan.    Participant contributions are limited
             to twelve percent of the participant's compensation. The Company also makes matching contributions to the Plan equal to $.50 for each $1 contributed, up to a maximum amount of $500. The aggregate (determined on an annual basis) of participant contributions to the Plan and other Company retirement plans and Company contributions to the Plan and other Company retirement plans on behalf of the participant are limited to the lesser of $30,000 or 25% of the participant's annual compensation.

      (c)    Participant Accounts

             Each participant's account is credited with the participant's voluntary contributions and an allocation of the Company's contribution and Plan earnings. Allocations are based on participant account balances, as defined.

      (d)    Investment Program and Vesting

             The Plan allows participants to direct the investments of their contributions into five different funds (four separate mutual funds and the common stock of SCI).


             Voluntary contributions by the participant are immediately fully vested and nonforfeitable. A participant's share of Employer contributions vests 100 percent after five years of employment (except for in the case of death, retirement or permanent disability whereby the participant is immediately fully vested).






                                                                     (Continued)

                           SUN COAST INDUSTRIES, INC.
                        SAVINGS AND PROFIT SHARING PLAN

                         Notes to Financial Statements




             Participation in each investment option at June 30, 1996 and 1995 is presented below. The sum of participation by investment option is greater than the total number of Plan participants because participation is allowed in more than one option. A summary of participants by investment options follows:

                                                             1996     1995
                                                             ----     ----
                Fidelity Magellan Fund                        166      179
                Fidelity Contra Fund                          160      141
                Fidelity Intermediate Term Bond Fund           75       97
                SCI Common Stock                               79       99
                Fidelity U.S. Government Money Market          85       96

      (e)    Payment of Benefits

             Upon death, disability or termination of service, a participant or designated beneficiary receives a lump sum payment of cash and/or stock at the discretion of the Administrative Committee.

      (f)    Participant Notes Receivable

             Participants may borrow from their fund accounts amounts not exceeding the lesser of 50% of their vested balance or $50,000. Loan terms range from one to five years or up to twenty-five years for the purchase of a primary residence.

             The loans are secured by the balance in the participant's account and bear interest at a market rate. Principal and interest are repaid ratably through payroll deductions.

(2)   Summary of Significant Accounting Policies

      (a)    Basis of Accounting

             The Plan maintains its records, and the accompanying financial statements have been prepared, on an accrual method of accounting.

      (b)    Investments

             Except for participant notes, all investments are valued at fair value based on quoted market prices. Participant notes are presented at the unpaid principal balance which approximates estimated fair value. Any net unrealized appreciation or depreciation for the year is reflected in the statement of changes in net assets available for benefits. Purchases and sales of securities are recorded on a trade-date basis. Expenses relating to the purchase or sale of investment securities are added to the cost or deducted from the proceeds, respectively.





                                                                     (Continued)

                           SUN COAST INDUSTRIES, INC.
                        SAVINGS AND PROFIT SHARING PLAN

                         Notes to Financial Statements


      (c)    Use of Management Estimates

             The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)   Plan Termination

      Although it has not expressed an intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan. Upon termination, participants will become fully vested in their accounts.

(4)   Investments

      The following table presents the fair value of investments representing 5% or more of the Plan's net assets at June 30, 1996 and 1995:

                                                     1996                             1995
                                          --------------------------        ------------------------
                                          Number of         Fair            Number of        Fair
                                          shares/par        value           shares/par       value
                                          ----------     -----------        ----------  ------------
       Fidelity Magellan Fund               18,866       $ 1,411,192          16,021        1,337,712
       Fidelity Contra Fund                 29,653         1,166,555          24,383          891,426
       Fidelity Intermediate Term
          Bond Fund                         65,898           658,976          76,786          786,287
       Sun Coast Industries, Inc.           36,975           157,319          34,064     $    328,302
          common stock
       Fidelity U.S. Government
          Money Market                     607,382           607,382         890,301          890,301
       Participant notes (at interest
       rates ranging from 7% to
       10%)                                      -           320,575               -          250,950

      For the years ended June 30, 1996 and 1995, the Plan's investments (including investments bought, sold and held during the year) appreciated (depreciated) as follows:

                                                                                1996            1995
                                                                             ----------       --------
      Fidelity Contra Fund                                                   $   76,232        168,744
      Fidelity Magellan Fund                                                   (127,507)       288,271
      Fidelity Intermediate Term Bond Fund                                      (15,099)        13,229
      SCI common stock                                                         (179,348)      (112,991)
                                                                             ----------       --------
                     Net appreciation (depreciation) in fair value           $ (245,722)       357,253
                                                                             ==========       ========





                                                                     (Continued)

                           SUN COAST INDUSTRIES, INC.
                        SAVINGS AND PROFIT SHARING PLAN

                         Notes to Financial Statements





(5)   Allocation to Investment Alternatives

      Participants can direct their contributions into various investment alternatives. The allocation of net assets among these investment alternatives at June 30, 1996 and 1995 and the changes in net assets available for benefits for the years then ended are as follows:

                                                                           Participant Directed
                                             ----------------------------------------------------------------------------------
                                                                                Fidelity        Sun Coast            Fidelity
                                               Fidelity        Fidelity        Intermediate  Industries, Inc.           U.S.
                                               Magellan         Contra          Term Bond        Common             Government
                                                 Fund            Fund             Fund           Stock             Money Market
                                             -----------      ---------        -----------   ----------------      ------------
Net assets available for benefits,
   June 30, 1994                             $         -              -                -               -                    -

Net assets transferred from other
   plans                                         457,637         92,730           15,960         106,772                    -
Employee contributions                           111,018         71,662           44,494          48,397               49,395
Employer contributions                            29,518         21,061           10,241          12,811                9,779
Net appreciation (depreciation)
   in fair value of investments                  288,271        168,744           13,229        (112,991)                   -
Other                                             21,921         20,154            2,123         (23,164)                   -
Dividend and interest income                       9,911         10,197           30,957           1,596               30,120
Withdrawals                                     (116,940)       (79,331)         (56,769)        (52,451)            (844,773)
Administrative expenses                           (8,286)        (5,126)          (4,473)         (1,989)              (5,090)
Interfund transfers, net                         544,662        591,335          730,525         349,321            1,650,870
                                             -----------      ---------         --------        --------            ---------
Net assets available for benefits,
   June 30, 1995                               1,337,712        891,426          786,287         328,302              890,301

Employee contributions                           133,528        106,555           29,629          31,743               40,361
Employer contributions                            50,895         45,376           15,886          14,462               25,762
Net appreciation (depreciation)
   in fair value of investments                 (127,507)        76,232          (15,099)       (179,348)                   -
Other                                             14,645          6,033            2,549           1,776                4,214
Dividend and interest income                     284,285        131,172           47,057           1,449               34,376
Withdrawals                                     (226,141)       (59,890)        (185,118)        (51,505)            (347,615)
Administrative expenses                          (10,988)        (7,800)          (5,101)         (2,746)              (4,951)
Interfund transfers, net                         (18,978)         5,574           (6,589)         18,814              (25,455)
                                             -----------      ---------         --------        --------            ---------
Net assets available for benefits,
   June 30, 1996                             $ 1,437,451      1,194,678          669,501         162,947              616,993
                                             ===========      =========         ========        ========            =========


                                             Participant Directed
                                           -------------------------
                                                                          Nonparticipant
                                           Participant                       Directed
                                              Notes         Other            Account             Total
                                           -----------     --------       --------------      ----------
Net assets available for benefits,
   June 30, 1994                                   -              -          3,786,890         3,786,890

Net assets transferred from other
   plans                                           -        161,839                913           835,851
Employee contributions                             -         14,031             74,989           413,986
Employer contributions                             -         42,018            117,714           243,142
Net appreciation (depreciation)
   in fair value of investments                    -              -                  -           357,253
Other                                              -         (1,087)           (14,144)            5,803
Dividend and interest income                       -          8,135             55,853           146,769
Withdrawals                                  (38,881)             -             (7,797)       (1,196,942)
Administrative expenses                            -         (6,875)           (12,534)          (44,373)
Interfund transfers, net                     289,831       (154,660)        (4,001,884)                -
                                             -------       --------         ----------        ----------
Net assets available for benefits,
   June 30, 1995                             250,950         63,401                  -         4,548,379

Employee contributions                             -              -                  -           341,816
Employer contributions                             -              -                  -           152,381
Net appreciation (depreciation)
   in fair value of investments                    -              -                  -          (245,722)
Other                                              -              -                  -            29,217
Dividend and interest income                       -              -                  -           498,339
Withdrawals                                  (20,410)             -                  -          (890,679)
Administrative expenses                            -              -                  -           (31,586)
Interfund transfers, net                      90,035        (63,401)                 -                 -
                                             -------       --------         ----------        ----------
Net assets available for benefits,
   June 30, 1996                             320,575              -                  -         4,402,145
                                             =======       ========         ==========        ==========





                                                                     (Continued)

                           SUN COAST INDUSTRIES, INC.
                        SAVINGS AND PROFIT SHARING PLAN

                         Notes to Financial Statements




(6)      Tax Status

         The Plan obtained its latest determination letter on December 8, 1995, in which the Internal Revenue Service stated that the Plan is in compliance with the applicable requirements of the Internal Revenue Code. The United States federal income tax status of the participants with respect to their contributions to the Plan is described in information submitted to the participants and, subject to certain limitations, such contributions are tax deferred.

                                                                      Schedule 1

                           SUN COAST INDUSTRIES, INC.
                        SAVINGS AND PROFIT SHARING PLAN

               Item 27a - Schedule of Assets Held for Investment

                                 June 30, 1996

                                                     Face amount or
                                                         number                            Current
                                                       of shares           Cost             value
                                                     --------------    -----------        ---------
Fidelity Magellan Fund                                    18,966       $ 1,362,992        1,411,192
Fidelity Contra Fund                                      29,653           977,520        1,166,555
Fidelity Intermediate Term Bond Fund                      65,898           653,498          658,976
Sun Coast Industries, Inc. common stock*                  36,975           461,942          157,319
Participant notes (at interest rates ranging from
    7% to 10%)                                                 -           320,575          320,575
Fidelity U.S. Government Money Market                    607,382           607,382          607,382
                                                                       -----------        ---------
        Total assets held for investment                               $ 4,383,909        4,321,999
                                                                       ===========        =========


*Party-in-interest

See accompanying independent auditors' report.

                                                                      Schedule 2


                           SUN COAST INDUSTRIES, INC.
                        SAVINGS AND PROFIT SHARING PLAN

                 Item 27d - Schedule of Reportable Transactions

                            Year ended June 30, 1996


                                                                                                                Current
                                        Aggregate                                        Expense                value at      Net
                                       number of                     Selling  Lease   incurred with  Cost of  transaction   gain or
             Description              transactions   Purchase price   price   rental   transaction   assets       date      (loss)
             -----------              ------------   --------------  -------  ------  -------------  -------  -----------   ------
Fidelity U.S. Government Money Market       49       $       -       440,623     -         -         440,623    440,623          -
Fidelity Contra Fund                       107         330,068             -     -         -         330,068    330,068          -
Fidelity Magellan Fund                      56               -       355,179     -         -         336,932    355,179     18,247
Fidelity Magellan Fund                     111         556,165             -     -         -         556,165    556,165          -
Fidelity Intermediate Term Bond Fund        43               -       234,681     -         -         234,299    234,681        382


See accompanying independent auditors' report.